SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                              AMERICAN VALUE FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                         _                                     _
                        |        ______________________  |
FORMULA:                |       |             |
                        |  /\ n |            ERV    |
                   T  = |    \  |           -------------   |  - 1
                        |     \ |             P    |
                        |      \|              |
                        |_                     _|

                  T = AVERAGE ANNUAL TOTAL RETURN
                  n = NUMBER OF YEARS
                ERV = ENDING REDEEMABLE VALUE
                  P = INITIAL INVESTMENT

                                                                     (A)
  $1,000            ERV AS OF           NUMBER OF               AVERAGE ANNUAL
INVESTED - P        31-Dec-95           YEARS - n               TOTAL RETURN - T
-----------        -----------         -----------              --------------------
31-Dec-94           $1,372.00               1                        37.20%
31-Dec-90           $2,534.00               5                        20.44%
31-Dec-85           $4,190.00              10                        15.40%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                         -                                       -
                        |        ______________________  |
FORMULA:                |        |              |
                        |  /\ n |               EV    |
                   t  = |    \  |          -------------      |  - 1
                        |     \ |                P   |
                        |      \|                 |
                        |_                        _|

                            EV
                  TR  = ---------- - 1
                             P

          t = AVERAGE ANNUAL TOTAL RETURN
              (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
         EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          P = INITIAL INVESTMENT
         TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (C)                                      (B)
  $1,000          EV AS OF      TOTAL           NUMBER OF           AVERAGE ANNUAL
INVESTED - P     31-DEC-95      RETURN - TR     YEARS - n           TOTAL RETURN - t
-----------     -----------     -----------     --------------    ----------------------
31-Dec-94        $1,422.00        42.20%              1                  42.20%
31-Dec-90        $2,554.00       155.40%              5                  20.63%
31-Dec-85        $4,190.00       319.00%             10                  15.40%

(D)     GROWTH OF $10,000
(E)     GROWTH OF $50,000
(F)     GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF  INITIAL INVESTMENT
          P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

$10,000         TOTAL            (D)   GROWTH OF                (E)   GROWTH OF            (F)   GROWTH OF
INVESTED - P    RETURN - TR     $10,000 INVESTMENT - G          $50,000 INVESTMENT - G     $100,000 INVESTMENT - G
------------    -----------     -------------------------       ----------------------      ----------------------
 27-Mar-80        756.44                $85,644                        $428,220                  $856,440